Exhibit (h)(1)(B)

FORM OF 4th AMENDMENT TO

FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT dated ________________, 2019 to the Fund Administration Servicing Agreement dated September 14, 2009 (the “Agreement”) as amended from time to time, is entered by and between Guinness Atkinson Funds, a Delaware statutory trust (the “Trust”) and Mutual Fund Administration, LLC, a California limited liability company (“MFAC LLC”).

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained in the Agreement, MFAC LLC and the Trust hereby agree as follows:

1.	Schedule B, as set forth below, constitute the current schedule B to the Agreement.

2.	By executing below, the undersigned parties hereby agree that this amendment will remain effective through _____________.

MUTUAL FUND ADMINISTRATION, LLC

BY:
PRINTED NAME: Eric Banhazl
TITLE:	Chairman

GUINNESS ATKINSON FUNDS

BY:
PRINTED NAME: James J. Atkinson, Jr.
TITLE:	President

Schedule B

Fee Schedule1

Administration Services Fees:

-	See attached Services List
-

Basis Points	Average Net Assets for the Fund Complex
[ ] bp	First $250 million
[ ] bp	Next $250 million
[ ] bp	Thereafter

Annual Minimum*
$ [ ]	Open-end Fund Complex[1]’ plus $5,000 for each additional Exchange Traded Funds over the Open-end Fund Complex
$ [ ]	For each additional share class

*	The complex minimum is calculated at the Trust level and only applies if greater than the basis points fee schedule.

Open-end Fund complex comprised of:

•	Alternative Energy Fund[1]
•	Asia Focus Fund[1]
•	Asia Pacific Dividend Builder Fund[1]
•	China & Hong Kong Fund[1]
•	Dividend Builder Fund[1]
•	Global Energy Fund[1]
•	Global Innovators Fund[1]
•	Renminbi Yuan & Bond Fund[1]
•	Smart Transportation ETF[2]

Out-Of-Pocket Expenses

Including but not limited to: postage, stationery, proxies, insurance, EDGAR filings, retention of records, federal and state regulatory filing fees, expenses from Board of Trustees meetings, conversion expenses (if necessary), and all other standard and necessary out-of-pocket expenses.

[1]	Effective 4/1/2012.
[2]	Effective [ ], 2019.

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